Exhibit 3.4

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED: 04:30 PM 07/19/1993
723200179 — 2344337
CERTIFICATE OF INCORPORATION
OF
BELDEN INC.
ARTICLE I
Name
Section 1.01 Name. The name of the corporation is Belden Inc. (the “Corporation”)
ARTICLE II
Registered Office and Registered Agent
Section 2.01 Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
Purpose
Section 3.01 Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
Terms of Shares
Section 4.01 Amount Authorized. The total number of shares of stock which the Corporation she have authority to issue is one hundred twenty-five million (125,000,000), of which twenty-five million(25,000,000) shares shall be preferred stock, par value $.01 per share (“Preferred Stock”), and one hundred million 100,000,000) shares shall be common stock, par value $5.01 per share (“Common Stock”). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation may from time to time determine.
Section 4.02 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive designations. The powers, preferences and rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from these of any and all other series at any time outstanding. The Board of Directors hereby is expressly granted authority to cause the Preferred Stock to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix by resolution the following:

          (a) the designation of the series, which may be by distinguishing number, letter or title;
          (b) the number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);
          (c) the voting powers of the shares, which may be full or limited, or may be without voting power;
          (d) the dividend rights of the series, if any, including without limitation, the dividend rates, the dividend payment dates, whether dividends will be cumulative, any conditions far payment and any payment preferences in relation to the dividends payable on any other class or classes or series of stock;
          (e) the redemption rights, if any, and the price or prices for the shares of the series;
          (f) sinking fund requirements, if any, for the purchase or redemption of shares of the series;
          (g) rights upon the liquidation, dissolution or winding up of the Corporation or upon the distribution of the assets of the Corporation;
          (h) whether the shares shall be convertible into shares of any other class or classes or any other series of the same or any other class or classes of stock, and if so, the conversion price, any adjustments thereof, and all other terms and conditions upon which such conversion may be made;
          (i) the benefit of any conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and
          (j) such other powers, preferences, and rights, and such other qualifications, limitations or restrictions as the Board of Directors shall determine;
all as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock.
The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Section 4.02, and the consent, by class or series vote or otherwise, of the holders of Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, unless and to the extent that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such other proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required far the issuance of any or all other series of Preferred Stock.
Shares of any series of Preferred Stock that (i) have been redeemed by the Corporation in accordance with the express terms thereof, (ii) are purchased in satisfaction of any sinking fund requirements provided for shares of such series or (iii) are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any shares of Preferred Stock otherwise acquired by the Corporation shall resume the status of authorized and unissued shares of Preferred Stock without series designation.
Section 4.03 Dividends. Subject to the preferential rights, If any, of the holders of Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors front funds legally available therefor.
Section 4.04 Liquidation, Dissolution, Winding Up. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.
Section 4.05 Voting. Except as may otherwise be required by law, this Certificate of Incorporation or, in the case of Preferred Stock, the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Section 4.02 of this Article IV, each holder of Preferred Stock and each holder of Common Stock shall have one vote in respect of each share of Preferred Stock end each share of Common Stock held by such holder on each matter voted upon by the stockholders.
Section 4.06 No Cumulative Voting. Cumulative voting of shares is prohibited.
Section 4.07 No Preemptive Rights. No holder of shares of any class of stock of the Corporation as such holder, have any preemptive right to purchase shares of any class of stock of the Corporation or shires or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class of stock of the Corporation, whether such class of stock, shares or other securities are now or hereafter authorized, which at any time may be proposed to be issued by the Corporation or subjected to rights or options to purchase granted by the Corporation.
ARTICLE V
Stockholder Meetings
Section 5.01 No Written Consents. No action required to be taken or that may be taken at an annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE VI
Board of Directors
Section 6.01 Removal. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, but only for cause.
ARTICLE VII
Amendment of Bylaws
Section 7.01 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
ARTICLE VIII
Indemnification and Limitation of Liability
Section 8.01 Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except that the foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law or (iv) for any transaction From which such director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.
Section 8.02 Indemnification. Any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or Officer of another corporation or of a partnership, joint venture. trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection therewith, provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) that was initiated by such person only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.02 shall be a contract right.

For purposes of this Section 8.02, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 8.02, with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.
Section 8.03 Payment of Expenses in Advance. Expenses (including attorneys’ fees) incurred by an officer or director in defending an action, suit or proceeding referred to in Section 8.02 above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in Section 8.02.
Section 8.04 Indemnification Not Exclusive. The indemnification provided under Section 8.02 shall not be deemed exclusive of (i) any other rights to which those seeking indemnification may be entitled under any bylaw, any agreement, any insurance purchased by the Corporation, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or (ii) the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or other enterprise that he or she is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations with respect to directors and officers. The indemnification provided by Section 8.02 shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.
Section 8.05 Other. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or the indemnification of any officer or director of the Corporation existing at the time of such repeal or modification.
ARTICLE IX
Amendment of Certificate of Incorporation
Section 9.01 Amendment of Certificate of Incorporation. Notwithstanding anything contained in this Certificate of Incorporation or the bylaws of the Corporation to the contrary (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of at least 80% of the voting power of all of the securities of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V and VI hereof.
ARTICLE X
Incorporator
Section 10.01 Name and Mailing Address. The name and the mailing address of the incorporator is:
Lisa Rush
811 Dallas Avenue
Houston, Texas 77002
ARTICLE XI
Initial Board of Directors
Section 11.01 Initial Board. The name and mailing address of the person who shall serve as director of the Corporation until the first annual meeting of stockholders or until his successors are elected and qualify is:

Name	Address
C. Baker Cunningham	11007 Hunters Park Drive
Houston, Texas 77024

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this certification, hereby declaring and certifying that this is my act and deed and the fact herein stated are true, and accordingly have hereunto set my hand this 19th day of July, 1993.

/s/ Lisa Rush
Lisa Rush
Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/28/1995
950169812 — 2344337
CERTIFICATE OF DESIGNATION, PREFERENCES
AND RIGHTS OF SERIES A JUNIOR
PARTICIPATING PREFERRED STOCK
OF
BELDEN INC.
Pursuant to Section 151 of the General Corporation Law
of the State of Delaware
     Belden Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, HEREBY CERTIFIES:
     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on July 6, 1995 adopted the following resolution creating a series of one million (1,000,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:
     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:
          1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock,” par value $.01 per share (the “Series A Junior Preferred Stock”), and the number of shares constituting such series shall be 1,000,000.
          2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock in preference to the holders of Common Stock and of any other junior stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the first day of January, April, July and October (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time after the record date for the initial distribution of the Corporation’s Preferred Stock Purchase Rights pursuant to the Rights Agreement, dated as of July 6, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent (the “Rights Declaration Date”), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $5.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
          (c) Dividends shall begin to accrue and be cumulative on outstanding shares a Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

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          3. Voting Rights. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:
          (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          (b) Except as otherwise provided herein, in the Certificate of Incorporation or under applicable law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
          (c) (i) If at any time dividends on any Series A Junior Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of shares of Series A Junior Preferred Stock together with any other series of Preferred Stock then entitled to such a vote under the terms of the Certificate of Incorporation, voting as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation.
     (ii) During any default period, such voting right of the holders of Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Subsection 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a separate class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors, If the number that may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders

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of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Preferred Stock.
     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 3 (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request. In the event such meeting is not called within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Section 3 (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.
     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 3(c)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the class which elected the Director whose office shall have become vacant. References in this Section 3(c)(iv) to Directors elected by a particular class shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
          (d) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, as a separate class, to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock, as a separate class, shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Certificate of Incorporation or By laws irrespective of any increase made pursuant to the provisions of Section 3(c)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.
          (e) Except as set forth herein or as otherwise provided in the Certificate of Incorporation, holders of Series A Junior Preferred Stock shall have no special voting rights and

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their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
          4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
     (i) declare or pay or set apart for payment any dividends or make any other distributions on, or redeem or purchase or otherwise acquire, directly or indirectly, for consideration any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;
     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or
     (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
          5. Reacquired Shares. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new

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series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
          6. Liquidation, Dissolution or Winding Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Preferred Stock. unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Preferred Stock and Common Stock, respectively, holders of Series A Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed, in the ratio of the Adjustment Number to I with respect to such Series A Junior Preferred Stock and Common Stock, on a per share basis, respectively.
          (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.
          (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          7. Consolidation, Merger, Share Exchange, etc. In case the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock,

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securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          8. No Redemption. The shares of Series A Junior Preferred Stock shall not be redeemable.
          9. Ranking. The Series A Junior Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
          10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Preferred Stock, voting together as a single voting group.
          11. Fractional Shares. Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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     IN WITNESS WHEREOF, Belden Inc. has caused this Certificate to be made under the seal of the Corporation and signed by Kevin L. Bloomfield, Vice President, Secretary and General Counsel, and attested by Christopher E. Allen, Assistant Secretary and Assistant General Counsel, this 21st day of July, 1995.

BELDEN INC.
By:	/s/ Kevin L. Bloomfield
	Name:	Kevin L. Bloomfield
	Title:	Vice President, Secretary and General Counsel

[SEAL] Attest:

/s/ Christopher E. Allen

Name:	Christopher E. Allen
Title:	Assistant Secretary and Assistant General Counsel

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/24/2000 001265545 — 2344337
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (herein after called the “corporation”) is Belden Inc.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes herein before set forth by resolution of its Board of Directors.

/s/ Kevin L. Bloomfield
Kevin L. Bloomfield, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS DELIVERED 02:46 PM 07/15/2004 FILED 02:46 PM 07/15/2004 SRV 040520310 — 2344337 FILE
CERTIFICATE OF MERGER
OF
BC MERGER CORP.
INTO
BELDEN INC.

Pursuant to Section 251 of the General
Corporation Law of the State of Delaware

          Belden Inc., a Delaware corporation, does hereby certify:
          FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

Name	State of Incorporation
Belden Inc.	Delaware
BC Merger Corp.	Delaware
          SECOND: An Agreement and Plan of Merger among each of the constituent corporations has been approved, adopted, certified, executed end acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.
          THIRD: The name of the surviving corporation in the merger is Belden Inc.
          FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto.
          FIFTH: The executed Agreement and Plan of Merger is on file at an office of Surviving Corporation, 7701 Forsyth Boulevard, Suite 800, St. Louis, Missouri 63105. A copy of the Merger Agreement will be provided, upon request and without cost, to any stockholder of either constituent corporation.
          SIXTH: This Certificate of Merger shall be effective as of 4:02 p.m. (Eastern Daylight Saving Time) on July 15, 2004.
          IN WITNESS WHEREOF, Belden Inc. has caused this Certificate of Merger to be executed in its corporate name this 15th day of July, 2004.

BELDEN INC.
BY:	/s/ Kevin L. Bloomfield
	Name:	Kevin L. Bloomfield
	Title:	Secretary

2

Exhibit A
CERTIFICATE OF INCORPORATION
OF
BELDEN INC.
          FIRST: The name of the Corporation is Belden Inc. (the “Corporation”).
          SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, The name of its registered agent at that address is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation my be organized under the general Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).
          FOURTH: The total number of shares of stock which the Corporation shell have authority to issue is 100 shares of Common Stock, each having a par value of one penny ($.01).
          FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of the directors and stockholders:
     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
     (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.
     (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.
     (4) No director shall be personally liable to the corporation or any of its stockholder for monetary damages for breach of fiduciary duty an a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
     (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may he exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adapted by the stockholders provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide, The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places me may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
          SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 11:58 AM 12/31/2004
FILED 11:58 AM 12/31/2004
SRV 040957158 - 2344337 FILE
CERTIFICATE OF OWNERSHIP AND MERGER
OF
BELDEN INC.

Pursuant to Section 253 of the General
Corporation Law of the State of Delaware

          BELDEN NC., a Delaware corporation (“Belden”), hereby certifies as follows:
1.	Belden owns all of the outstanding shares of stock of Belden Communications Company, a Delaware corporation (“BCC”).

2.	On December 28, 2004, the Board of Directors of Belden adopted, by unanimous written consent, resolutions to merge BCC into Belden. Such consent is attached hereto as Exhibit A.

3.	The name of the surviving corporation is Belden Inc.
          IN WITNESS WHEREOF, Belden Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name this 28th day of December, 2004.

BELDEN INC.
BY:	/s/ Kevin L. Bloomfield
	Name:	Kevin L. Bloomfield
	Title:	Secretary

Exhibit A
BELDEN INC.
CONSENT OF BOARD OF DIRECTORS
TO MERGE
BELDEN COMMUNICATIONS COMPANY
INTO BELDEN INC.
     The undersigned, being all the members of the Board of Directors of Belden Inc. (“Belden”), a Delaware corporation, consent in writing to the following action without the formality of a meeting in accordance with the authority contained in Section 141 of the General Corporation Law of Delaware (“Section 141”) and waive, in accordance with Section 141, any notice required to be given in connection with this Consent.
     Belden through its Board of Directors has adopted the following resolutions:
     WHEREAS, Belden is the legal and beneficial owner of 50 shares of Class A Common Stock, S.01 par value per share of Belden Communications Company (“BCC Stock”), a Delaware corporation (“BCC”); and
     WHEREAS, the BCC Stock is the only issued and outstanding class of stock of BCC; and
     WHEREAS, Belden desires that BCC merge itself into Belden in accordance with the provisions of Section 253 of the Delaware General Corporation Law, and the Board of Directors of the Company believe it would be in the best interest of Belden for BCC to do so;
     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing with the Secretary of State of Delaware of an appropriate certificate of ownership and merger embodying the resolutions of the Board of Directors of BCC approving the merger (but subject to the approval of Belden CDT Inc., the sole stockholder of Belden), Belden authorizes such merger and shall have BCC merge itself into Belden, which will assume all of the obligations of BCC; and
     RESOLVED, that the tams and conditions of the merger are as follows: Upon the proposed merger becoming effective, each of the outstanding 50 shares of Class A Common Stock of BCC issued to Belden prior to the merger shall be cancelled; and
     RESOLVED, that upon receiving the written consent of Belden CDT Inc., the proposed merger shall be approved; and
     RESOLVED, that Belden, as the surviving corporation in the merger, shall notify Belden CDT Inc., within ten days after the effective date of the merger; and
     RESOLVED, that any officer of Belden is authorized to execute and deliver any document and to do all other acts which may be necessary or appropriate to effect the merger, to be filed with the Secretary of State and to do all acts and things whatsoever, whether in or

Belden Inc. Consent of the Board of Directors Page 1 of 2

outside the State of Delaware, which may be in any way necessary or appropriate to effect said merger.
     FIFTH: That the merger has been approved by Belden CDT., the sole holder of all of the outstanding stock of Belden entitled to vote thereof by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

/s/ C. Baker Cunningham
C. Baker Cunningham

/s/ Kevin L. Bloomfield
Kevin L. Bloomfield

/s/ Richard K. Reece
Richard K. Reece

2	Belden Inc. Consent of the Board of Directors Page 2 of 2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 01:45 PM 01/14/2005
FILED 01:45 PM 01/14/2005
SRV050034858 — 2344337 FILE
CORRECTED
CERTIFICATE OF OWNERSHIP AND MERGER
OF
BELDEN INC.

Pursuant to Section 103(f) and 253 of the General
Corporation Law of the State of Delaware

          BELDEN INC., a Delaware corporation (“Belden”), hereby certifies that on December 31, 2004, Belden Inc. filed a Certificate of Ownership and Merger which attached as Exhibit A Resolutions of Belden Inc. which contained an inaccurate record of the corporate action referred to therein. Accordingly, the Certificate of Ownership and Merger is hereby corrected as set forth herein and the accompanying Exhibit A is hereby corrected as attached hereto.
1.	Belden owns all of the outstanding shares of stock of Belden Communications Company, a Delaware corporation (“BCC”).

2.	On December 28, 2004, the Board of Directors of Belden adopted, by unanimous written consent, resolutions to merge BCC into Belden. Such consent is attached hereto as Exhibit A.

3.	The name of the surviving corporation is Belden Inc.
          IN WITNESS WHEREOF, Belden Inc. has caused this Corrected Certificate of Ownership and Merger to be executed in its corporate name this 14th day of January, 2005.

BELDEN INC.
BY:	/s/ Kevin L. Bloomfield
	Name:	Kevin L. Bloomfield
	Title:	Vice President

Exhibit A
BELDEN INC.
CONSENT OF BOARD OF DIRECTORS
TO MERGE
BELDEN COMMUNICATIONS COMPANY
INTO BELDEN INC.
     The undersigned, being all the members of the Board of Directors of Belden Inc. (“Belden”), a Delaware corporation, consent in writing to the following action without the formality of a meeting in accordance with the authority contained in Section 141 of the General Corporation Law of Delaware (“Section 141”) and waive, in accordance with Section 141, any notice required to be given in connection with this Consent.
     Belden through its Board of Directors has adopted the following resolutions:
     WHEREAS, Belden is the legal and beneficial owner of 50 shares of Class A Common Stock, $.01 par value per share of Belden Communications Company (“BCC Stock”), a Delaware corporation (“BCC”); and
     WHEREAS, the BCC Stock is the only issued and outstanding class of stock of BCC; and
     WHEREAS, Belden desires that BCC merge itself into Belden in accordance with the provisions of Section 253 of the Delaware General Corporation Law, and the Board of Directors of Belden believe it would be in the best interest of Belden for BCC to do so;
     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing with the Secretary of State of Delaware of an appropriate certificate of ownership and merger embodying these resolutions (but subject to the approval of Belden CDT Inc., the sole stockholder of Belden), Belden authorizes such merger and shall have BCC merge itself into Belden, which will assume all of the obligations of BCC; and
     RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, each of the outstanding 50 shares of Class A Common Stock of BCC issued to Belden prior to the merger shall be cancelled; and
     RESOLVED, that upon receiving the written consent of Belden CDT Inc., the proposed merger shall be approved; and
     RESOLVED, that Belden, as the surviving corporation in the merger, shall notify Belden CDT Inc., within ten days after the effective date of the merger; and
     RESOLVED, that any officer of Belden be and each is authorized to make and execute a certificate of ownership and merger setting forth a copy of these resolutions providing for the merger of BCC into Belden, and the date of adoption hereof, and to cause such document to be

Belden Inc. Consent of the Board of Directors Page 1 of 2

filed with the Secretary of State and to do all acts and things whatsoever, whether in or outside the State of Delaware, which may be in any way necessary or appropriate to effect said merger.

Belden Inc. Consent of the Board of Directors Page 2 of 2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 05:34 PM 05/09/2007
FILED: 05:10 PM 05/09/2007
SRV 070543490 — 2344337 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF BELDEN INC.
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is Belden Inc.
          2. The certificate of incorporation of the corporation is hereby amended by deleting Section 1.01 thereof in its entirety and inserting the following in lieu thereof:
“Section 1.01 Name. The name of the corporation is Belden 1993 Inc. (the ‘Corporation’)”
          3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Signed on May 9, 2007.

BY:	/s/ Kevin L. Bloomfield
	Name:	Kevin L. Bloomfield
	Title:	Secretary